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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                                        State or Jurisdiction     Type of      Percent
  Subsidiary or Partnership               of Incorporation       Interest*      Owned      Owned by
  -------------------------               ----------------       ---------      -----      --------
Chicago Miniature Lamp (Canada) Inc.         Ontario                   C         100%      SLI
IDI Internacional S.A.                       Costa Rica                C         100%      SLI
Badalex Limited                              England                   C         100%      SLI
Chicago Miniature Lamp
    Europe Limited                           England                   C         100%      Badalex
CML Fiberoptics, Inc.                        Massachusetts             C         100%      SLI
Alba Speziallampen Holding
    GmbH ("Alba Holding")                    Germany                 LLC         100%      SLI
Power Lighting Products, Inc.                Delaware                  C         100%      SLI
Gustav Bruckner GmbH                         Germany                   C         100%      SLI
Chicago Miniature Lamp
    Sylvania Lighting International Inc.
    ("CML/SLI")                              Delaware                  C         100%      SLI
Sylvania Lighting International, B.V.        Netherlands               C         100%      SLI
IllumEler Corporation                        North Carolina            C         100%      CML
Supreme Corporation                          South Carolina            C         100%      SLI
Electro-Mag International Inc.               Delaware                  C         100%      SLI
Lighting Partner B.V.                        Netherlands               C         100%      SLI
SOCOP S.A.                                   France                    C         100%      SLI
VCH International Ltd.                       England                   C         100%      SLI
OSA Elektronik Gmbh                          Germany                   C         100%      SLI
Sylvania N.V.                                Belgium                 LLC         100%      SLI


* C=Corporation, LLC=Limited Liability Company, LP=Limited Partnership Interest, GP=General Partnership Interest